Exhibit 99.1
Open Lending Reports First Quarter 2024 Financial Results

AUSTIN, Texas, May 7, 2024 – Open Lending Corporation (Nasdaq: LPRO) (the “Company” or “Open Lending”), an industry trailblazer in lending enablement and risk analytics solutions for financial institutions, today reported financial results for its first quarter of 2024.
“I am pleased to report that in the first quarter of 2024, we exceeded the high end of our guidance for both certified loans and revenue and exceeded the mid-point for Adjusted EBITDA,” said Chuck Jehl, Chief Financial Officer and Interim Chief Executive Officer. “We are encouraged that market conditions appear to be improving. We remain focused on optimizing our core credit union and captive finance company businesses, while expanding our penetration into bank and finance companies.”
Three Months Ended March 31, 2024 Highlights
•The Company facilitated 28,189 certified loans during the first quarter of 2024, compared to 32,408 certified loans in the first quarter of 2023.
•Total revenue was $30.7 million during the first quarter of 2024, compared to $38.4 million in the first quarter of 2023. The first quarter of 2024 was negatively impacted by a $1.1 million reduction in estimated future profit share revenues related to business in historic vintages as compared to a $0.7 million increase in the first quarter of 2023.
•Gross profit was $25.0 million during the first quarter of 2024, compared to $32.9 million in the first quarter of 2023.
•Net income was $5.1 million during the first quarter of 2024, compared to $12.5 million in the first quarter of 2023.
•Adjusted EBITDA was $12.5 million during the first quarter of 2024, compared to $21.2 million in the first quarter of 2023.
Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure is provided in the financial table included at the end of this press release. An explanation of this measure and how it is calculated is also included under the heading “Non-GAAP Financial Measures.”
Second Quarter 2024 Outlook
Based on trends into 2024, the Company is issuing its second quarter 2024 guidance ranges as follows:

Total Certified Loans	27,000 - 30,000
Total Revenue	$29 - $33 million
Adjusted EBITDA	$10 - $14 million

The guidance provided above includes forward-looking statements within the meaning of U.S. securities laws. See “Forward-Looking Statements” below.
Conference Call
Open Lending will host a conference call to discuss the first quarter 2024 financial results today at 5:00 pm ET. The conference call will be webcast live from the Company's investor relations website at https://investors.openlending.com/ under the “Events” section. The conference call can also be accessed live over the phone by dialing (844) 825-9789, or for international callers (412) 317-5180; the conference ID is 10187879. An archive of the webcast will be available at the same location on the website shortly after the call has concluded.
About Open Lending
Open Lending (Nasdaq: LPRO) provides loan analytics, risk-based pricing, risk modeling and default insurance to auto lenders throughout the United States. For over 20 years, we have been empowering financial institutions to create profitable auto loan portfolios with less risk and more reward. For more information, please visit www.openlending.com.
Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements related to market trends, consumer behavior and demand for automotive loans, as well as future financial performance under the heading “Second Quarter 2024 Outlook” above. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the Company’s control. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, market, political and business conditions; applicable taxes, inflation, supply chain disruptions including global hostilities and responses thereto, interest rates and the regulatory environment; the outcome of judicial proceedings to which Open Lending may become a party; and other risks discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Non-GAAP Financial Measures
The non-GAAP financial measures included in this press release are financial information that has not been prepared in accordance with GAAP. The Company uses Adjusted EBITDA, Adjusted EBITDA margin and Adjusted operating cash flows internally in analyzing our financial results and believes these measures are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. The Company believes that the use of non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.
The Company believes these measures provide useful information to investors and others in understanding and evaluating its operating results in the same manner as its management and board of directors. In addition, these measures provide useful measures for period-to-period comparisons of our business, as they remove the effect of certain non-cash items and certain non-recurring variable charges. Adjusted EBITDA is defined as GAAP net income excluding interest expense, income taxes, depreciation and amortization expense of property and equipment, and share-based compensation expense. Adjusted EBITDA margin is defined as Adjusted EBITDA expressed as a percentage of total revenue. Adjusted operating cash flows is defined as Adjusted EBITDA, minus CAPEX, +/- change in contract assets.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measure provided in the financial statement tables included below in this press release.
Contact:
ICR for Open Lending
Investors
openlending@icrinc.com

OPEN LENDING CORPORATION
Consolidated Balance Sheets
(Unaudited, in thousands, except share data)

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$246,972	$240,206
Restricted cash	8,103	6,463
Accounts receivable, net	5,751	4,616
Current contract assets, net	21,346	28,704
Income tax receivable	5,631	7,035
Other current assets	2,665	2,852
Total current assets	290,468	289,876
Fixed assets, net	4,131	3,913
Operating lease right-of-use asset, net	3,828	3,990
Contract assets	10,582	610
Deferred tax asset, net	67,959	70,113
Other assets	3,630	5,535
Total assets	$380,598	$374,037
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$440	$375
Accrued expenses	7,895	8,131
Current portion of debt	4,688	4,688
Third-party claims administration liability	8,126	6,464
Other current liabilities	956	932
Total current liabilities	22,105	20,590
Long-term debt, net of deferred financing costs	138,510	139,357
Operating lease liabilities	3,279	3,450
Other liabilities	5,166	5,060
Total liabilities	169,060	168,457
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized and none issued and outstanding	—	—
Common stock, $0.01 par value; 550,000,000 shares authorized, 128,198,185 shares issued and 119,151,161 shares outstanding as of March 31, 2024 and 128,198,185 shares issued and 118,819,795 shares outstanding as of December 31, 2023	1,282	1,282
Additional paid-in capital	498,617	502,032
Accumulated deficit	(188,662)	(193,749)
Treasury stock at cost, 9,047,024 shares at March 31, 2024 and 9,378,390 at December 31, 2023	(99,699)	(103,985)
Total stockholders’ equity	211,538	205,580
Total liabilities and stockholders’ equity	$380,598	$374,037

OPEN LENDING CORPORATION
Consolidated Statements of Operations
(Unaudited, in thousands, except share data)

	Three Months Ended March 31,
	2024	2023
Revenue
Program fees	$14,309	$17,301
Profit share	13,882	18,602
Claims administration and other service fees	2,554	2,458
Total revenue	30,745	38,361
Cost of services	5,750	5,431
Gross profit	24,995	32,930
Operating expenses
General and administrative	11,979	10,195
Selling and marketing	4,214	4,409
Research and development	1,479	1,230
Total operating expenses	17,672	15,834
Operating income	7,323	17,096
Interest expense	(2,770)	(2,387)
Interest income	2,971	2,064
Income before income taxes	7,524	16,773
Income tax expense	2,437	4,235
Net income	$5,087	$12,538
Net income per common share
Basic	$0.04	$0.10
Diluted	$0.04	$0.10
Weighted average common shares outstanding
Basic	118,926,170	123,122,014
Diluted	119,416,384	123,424,322

OPEN LENDING CORPORATION
Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net income	$5,087	$12,538
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Share-based compensation	1,854	1,844
Depreciation and amortization of fixed assets	372	244
Amortization of debt issuance costs	107	101
Non-cash operating lease cost	162	151
Deferred income taxes	2,154	1,221
Other	41	—
Changes in assets & liabilities:
Accounts receivable, net	(1,135)	(899)
Contract assets, net	(2,614)	9,488
Other current and non-current assets	188	515
Accounts payable	66	454
Accrued expenses	(189)	(19)
Income tax receivable, net	3,358	2,817
Operating lease liabilities	(152)	(135)
Third-party claims administration liability	1,662	658
Other current and non-current liabilities	45	530
Net cash provided by operating activities	11,006	29,508
Cash flows from investing activities
Purchase of property and equipment	—	(36)
Capitalized software development costs	(642)	(299)
Net cash used in investing activities	(642)	(335)
Cash flows from financing activities
Payments on term loans	(938)	(938)
Shares repurchased	—	(21,323)
Shares withheld for taxes related to restricted stock units	(1,021)	(129)
Net cash (used in) provided by financing activities	(1,959)	(22,390)
Net change in cash and cash equivalents and restricted cash	8,405	6,783
Cash and cash equivalents and restricted cash at the beginning of the period	246,669	208,519
Cash and cash equivalents and restricted cash at the end of the period	$255,074	$215,302
Supplemental disclosure of cash flow information:
Interest paid	$3,541	$2,537
Income tax paid (refunded), net	$(3,075)	$197
Non-cash investing and financing:
Share-based compensation for capitalized software development	$38	$11
Capitalized software development costs accrued but not paid	$66	$20

OPEN LENDING CORPORATION
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited, in thousands)

	Three Months Ended March 31,
	2024	2023
Net income	$5,087	$12,538
Non-GAAP adjustments:
Interest expense	2,770	2,387
Income tax expense	2,437	4,235
Depreciation and amortization of fixed assets	372	244
Share-based compensation expense	1,854	1,844
Total adjustments	7,433	8,710
Adjusted EBITDA	$12,520	$21,248
Total revenue	$30,745	$38,361
Adjusted EBITDA margin	41%	55%

Adjusted operating cash flows(1)
Adjusted EBITDA	$12,520	$21,248
CAPEX	(642)	(335)
Decrease (increase) in contract assets, net	(2,614)	9,488
Adjusted operating cash flows	$9,264	$30,401
(1) Adjusted operating cash flows is defined as Adjusted EBITDA, minus CAPEX, +/- change in contract assets.